Exhibit 10.1

Execution Version

SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”) is made and entered into as of September 30, 2016, by and among BUCKEYE PARTNERS, L.P., a Delaware limited partnership (“BPL”), BUCKEYE ENERGY SERVICES LLC, a Delaware limited liability company (“BES”), BUCKEYE CARIBBEAN TERMINALS LLC, a Puerto Rico limited liability company (“BCT”) and BUCKEYE WEST INDIES HOLDINGS LP, a Cayman Islands limited partnership (“BWIH”, and together with BPL, BES and BCT, collectively the “Borrowers” and each individually a “Borrower”), the Lenders (as defined below) that are parties hereto, and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the several banks and other financial institutions party thereto (collectively, the “Lenders”) and the Administrative Agent are parties to that certain Revolving Credit Agreement, dated as of September 30, 2014 (as amended by that certain First Amendment to Revolving Credit Agreement, dated as of December 16, 2015 and as further amended, supplemented and modified from time to time and in effect immediately prior to the date hereof, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement as amended hereby), pursuant to which the Lenders have made certain financial accommodations available to the Borrowers; and

WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent extend the Revolving Commitment Termination Date for one year and amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders executing this Amendment are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrowers, the Lenders executing this Amendment and the Administrative Agent agree as follows:

1.                                      Amendments to Credit Agreement.

(a)                                 Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety:

“‘Change in Control’ shall mean, (a) any Person or ‘group’ (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) shall own and control, beneficially and of record, directly or indirectly, a number of ‘LP Units’ (as defined in the Buckeye Partnership Agreement) that would entitle such person or group to vote LP Units representing, in the aggregate, more than 50% of the total number of outstanding LP Units that are entitled to vote and be counted for purposes of calculating the required votes and that are deemed to be outstanding for purposes of determining a quorum at any annual meeting of the limited partners of BPL or otherwise in the election of ‘Public Directors’ (as defined in the Buckeye Partnership Agreement) of the General Partner; or (b) Continuing Directors cease for any reason to constitute collectively a majority of the members of the board of directors of the General Partner then in office; or (c) BPL shall cease to own and control, beneficially and of record, directly or indirectly, all of the outstanding member or other equity interests in the General Partner, (d) so long as any Buckeye Merchant Service Company is a Borrower under this Agreement, BPL shall cease to own and control, beneficially and of record, directly or indirectly, all of the outstanding member or other equity interests in each such Buckeye Merchant Service Company or (e) a ‘Change in Control’ (as defined in the Term Loan Agreement) shall occur.  As used herein, ‘beneficially own’ or words of similar import shall have the meaning provided in Rule 13d-3 of the Exchange Act, as amended, or any successor provision thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to beneficially own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates until such tendered securities are accepted for purchase or exchange pursuant to such offer.

‘Defaulting Lender’ shall mean, at any time, subject to Section 2.25(c), (i) any Lender that has failed for two (2) or more Business Days to comply with its obligations under this Agreement to make a Loan, to make a payment to any Issuing Bank in respect of a Letter of Credit or to the Swingline Lender in respect of a Swingline Loan or to pay any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) (each a ‘funding obligation’) unless such Lender has notified the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding set forth in Sections 3.1 or 3.2 has not been satisfied (which conditions precedent, together with any applicable Default, will be specifically identified in such writing), (ii) any Lender that has notified any Borrower, the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender in writing, or has stated publicly, that it does not intend to comply with any such funding obligation hereunder (unless such writing or public statement relates to such Lender’s funding obligations hereunder and states that such position is based on such Lender’s good faith determination that one or more conditions precedent to funding set forth in Sections 3.1 or 3.2 has not been satisfied (which conditions precedent, together with any applicable Default, have been specifically identified in such writing) cannot be satisfied), (iii) any Lender that has defaulted on its obligation to fund generally under any other loan agreement, credit agreement or other financing agreement, (iv) any Lender that has, for three (3) or more Business Days after written request of the Administrative Agent or any Borrower, failed to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (iv) upon the Administrative Agent’s and the Borrowers’ receipt of such written confirmation) or (v) any Lender with respect to which a Lender Insolvency Event has occurred and is continuing.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender will be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.25(c)) upon notification of such determination by the Administrative Agent to the Borrowers, the Issuing Banks, the Swingline Lender and the Lenders.

‘Federal Funds Rate’ shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.  If the Federal Funds Rate as of any date of determination is less than zero percent per annum, then such rate shall be deemed to be zero percent (0.0%) per annum for purposes of this Agreement.

‘General Partner LLC Agreement’ shall mean the Third Amended and Restated Limited Liability Company Agreement of the General Partner dated as of November 19, 2010, as amended by that certain Amendment No. 1 to Third Amended and Restated Limited Liability Company Agreement of the General Partner dated as of May 2, 2013 and as the same may be amended from time to time as permitted by this Agreement.

‘Lender Insolvency Event’ shall mean that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (ii) a Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, custodian or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, (iii) a Lender or its Parent Company has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or (iv) a Lender or its Parent Company has become the subject of a Bail-in Action; provided that, for the avoidance of doubt, a Lender Insolvency Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interest in or control of a Lender or a Parent Company thereof by a Governmental Authority or an instrumentality thereof so long as such ownership or acquisition does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.”

(b)                                 Section 1.1 of the Credit Agreement is hereby further amended by amending and restating clause (ii) of the definition of “Consolidated EBITDA” in its entirety as follows:

“(ii) to the extent deducted in determining Consolidated Net Income for such period, without duplication, (A) Consolidated Interest Expense, (B) income or franchise tax expense determined on a consolidated basis in accordance with GAAP, (C) depreciation, depletion and amortization expense (including amortization of goodwill) determined on a consolidated basis in accordance with GAAP, (D) non-cash unit-based equity expense for or to employees or board members incurred during the period, (E) any extraordinary, nonrecurring or unusual charges or losses, (F) all other non-cash charges or losses determined on a consolidated basis in accordance with GAAP (including any impairment charges, write-downs or write-offs, any charges resulting from the application of fair value accounts and any charges resulting from the application of purchasing accounting or changes in accounting principles), and (G) the amount of charges, fees or expenses associated with any Indebtedness, including in connection with the repurchase or repayment thereof, including any premium and acceleration of fees or discounts and other expenses, in each case for such period,”

(c)                                  Section 1.1 of the Credit Agreement is hereby amended further by adding the following definitions in the appropriate alphabetical order:

“‘Bail-In Action’ shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

‘Bail-In Legislation’ means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

‘EEA Financial Institution’ shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

‘EEA Member Country’ shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

‘EEA Resolution Authority’ shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

‘EU Bail-In Legislation Schedule’ shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

‘Term Loan Agreement’ shall mean that certain Term Loan Agreement, dated as of September 30, 2016, among BPL, the lenders party thereto from time to time and SunTrust Bank, as administrative agent.

‘Write-Down and Conversion Powers’ shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”

(d)                                 Section 1.1 of the Credit Agreement is hereby amended further by deleting the definition of “Lodi” appearing therein.

(e)                                  Section 2.25 of the Credit Agreement is hereby amended by amending and restating the proviso at the end of clause (a) of such Section in its entirety as follows:

“provided that, subject to Section 2.28, neither any such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto nor any such Cash Collateralization or reduction will constitute a waiver or release of any claim the Borrowers, the Administrative Agent, the Issuing Banks, the Swingline Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender.”

(f)                                   Article II of the Credit Agreement is hereby further amended by adding the following as Section 2.28 thereof:

“Section 2.28                      Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-in Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                               the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

(g)                                  Section 5.2 of the Credit Agreement is hereby amended by amending and restating clause (e) thereof in its entirety as follows:

“(e)                            the occurrence of any event of default, or the receipt by any Borrower or any Restricted Subsidiary of any written notice of an alleged default or event of default, with respect to any Material Indebtedness (including, without limitation, Indebtedness incurred under the Term Loan Agreement) of the Borrower or any Restricted Subsidiary; or”

(h)                                 Section 5.10 of the Credit Agreement is hereby amended by amending and restating clause (c) thereof in its entirety as follows:

“(c)                            Notwithstanding the foregoing, (i) the General Partner shall remain a Restricted Subsidiary at all times, (ii) so long as any Buckeye Merchant Service Company is a Borrower, such Buckeye Merchant Service Company and its respective Subsidiaries shall be a Restricted Subsidiary and (iii) each Subsidiary constituting a ‘Restricted Subsidiary’ (as defined in the Term Loan Agreement) shall be a Restricted Subsidiary hereunder.”

(i)                                     Section 7.1 of the Credit Agreement is hereby amended by adding (i) the word “and” at the end of clause (e) thereof and (ii) the following as clause (f) thereto:

“(f) Liens securing the obligations under the Term Loan Agreement and any refinancings, refundings, replacements, renewals and extensions thereof (which Liens may, if required as a condition to the granting or acceptance thereof, also secure, on a pari passu basis, any Hedging Obligations with lenders under the Term Loan Agreement or their Affiliates); provided that such Liens are granted only on assets or property of the Borrowers or any Restricted Subsidiary that are subject to Liens securing the Obligations on a pari passu basis and do not extend to any other property or assets;”

(j)                                    Section 7.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 7.5                             Restrictive Agreements.  The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to its Equity Interests, to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to transfer any of its property or assets to the Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions or conditions imposed by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to restrictions or conditions imposed by the Term Loan Agreement or any other “Loan Document” (as defined therein), (iii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.5 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, so long as such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder and (v) the foregoing shall not apply to any other agreement if BPL reasonably concludes that the entering into such agreement could not reasonably be expected to result in the failure of the Borrower to comply with Section 6.1, for purposes of this clause (v), there being excluded from Consolidated Net Income the net income of any Subsidiary of BPL to the extent that the declaration or payment of dividends or distributions with respect to its Equity Interests, or its ability to make or repay loans or advances to BPL or any Subsidiary thereof or to transfer any of its property or assets to BPL or any Subsidiary thereof is at the time prohibited by the operation of such agreement.”

(k)                                 Section 7.7 of the Credit Agreement is hereby amended by amending and restating clause (b) thereof in its entirety as follows:

“(b) use the proceeds of any Loan to fund any activities that at the time of such funding would, directly or indirectly, result in the violation of any Anti-Corruption Laws or Sanctions by the Borrower, any Restricted Subsidiary of the Borrower or, to the knowledge of any such Person, any other Person, or”

(l)                                     Section 11.4 of the Credit Agreement is hereby amended by amending and restating clause (b)(iii)(B) thereof in its entirety as follows:

“(B)                         the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for all assignments, other than assignments to (i) another Lender with a Commitment that is not a Defaulting Lender, (ii) an Affiliate of any such Lender or (iii) an Approved Fund of any such Lender; and”

2.                                      Extension of Revolving Commitment Termination Date.  The Lenders executing this Amendment hereby extend the Revolving Commitment Termination Date applicable to its Revolving Commitment to September 30, 2021.  The foregoing extension shall be deemed to be made pursuant to Section 2.26 of the Credit Agreement, and all prior written notice periods required under Section 2.26 of the Credit Agreement that were not satisfied are deemed waived.  The Lenders executing this Amendment further acknowledge and agree that, solely with respect to the Revolving Commitment of any Lender that has not agreed to the foregoing extension (as in effect immediately before this Amendment becomes effective), the Borrowers shall be permitted to require the assignment of such Revolving Commitment in accordance with Section 2.26 of the Credit Agreement; provided that the procedure for such assignment as contemplated by Section 2.26(b) of the Credit Agreement (including the making of any offers and/or notices, the identification of any New Lenders, the request of additional Commitments from Extending Lenders, the effectiveness of any such assignments and the timing of any of the foregoing) may occur entirely after the date hereof, notwithstanding any provision of the Credit Agreement to the contrary.

3.                                      Effectiveness of Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that the amendment and extension contained herein shall not become effective, and the Borrowers shall have no rights under this Amendment, until the Administrative Agent shall have received:

(a)                                                         This Amendment duly executed by the Borrowers, the Required Lenders and the Administrative Agent;

(b)                                                         an extension fee equal to 4 basis points of the Revolving Commitments extended pursuant to Section 2 above, payable to the Administrative Agent for the ratable benefit of the Lenders executing this Amendment based upon their respective Revolving Commitments, and such other fees as any Borrower has agreed to pay to the Administrative Agent and its affiliates in connection with this Amendment; and

(c)                                                          reimbursement or payment of the costs and expenses of the Administrative Agent incurred in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent.

4.                                      Representations and Warranties.  To induce the Lenders and the Administrative Agent to enter into this Amendment, each Borrower represents and warrants to the Lenders and the Administrative Agent that:

(a)                                 The execution, delivery and performance by each Borrower of this Amendment are within such Borrower’s organizational powers and have been duly authorized by all necessary organizational and, if required, shareholder, partner or member action.  This Amendment has been duly executed and delivered by each Borrower and constitutes valid and binding obligations of such Borrower, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(b)                                 The execution, delivery and performance by each Borrower of this Amendment (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (b) will not violate any Requirement of Law or any judgment, order or ruling of any Governmental Authority, in each case, applicable to any Borrower or any Restricted Subsidiary, (c) will not violate the terms of such Borrower’s Organizational Documents, (d) will not violate or result in a default under any Contractual Obligation of any Borrower, the General Partner or any Restricted Subsidiary or any of its assets or give rise to a right thereunder to require any payment to be made by any Borrower or any Restricted Subsidiary and (e) will not result in the creation or imposition of any Lien on any asset of any Borrower, the General Partner or Restricted Subsidiary, except Liens (if any) created under the Loan Documents.

(c)                                  After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects), and no Default or Event of Default has occurred and is continuing as of the date hereof.

5.                                      Reaffirmations and Acknowledgments.   Each Borrower consents to the execution and delivery of this Amendment by all other Borrowers and ratifies and confirms its Obligations now or hereafter outstanding under the Credit Agreement as amended hereby and any promissory notes issued thereunder. Each Borrower acknowledges that, notwithstanding anything to the contrary contained herein or in any other Loan Document, its Obligations (i) are and shall continue to be a primary obligation of such Borrower, and (ii) are and shall continue to be in full force and effect in accordance with its terms.  Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Borrowers under the Loan Documents.

6.                                      Effect of Amendment.  Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.  Any reference in any Loan Document to the Credit Agreement (including “thereunder”, “thereof” or other words of like import referring to the Credit Agreement) shall be a reference to the Credit Agreement as amended by this Amendment.  This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

7.                                      Governing Law.   This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York (without giving effect to the conflict of law principles thereof except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) and all applicable federal laws of the United States of America.

8.                                      No Novation.  This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

9.                                      Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

10.                               Costs and Expenses.  The Borrower agrees to pay all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment which are payable pursuant to Section 11.3 of the Credit Agreement.

11.                               Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

12.                               Entire Understanding.  This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

BUCKEYE PARTNERS, L.P.

By Buckeye GP LLC, its sole general partner

By	/s/ Kevin J. Goodwin
Name: Kevin J. Goodwin
Title: Vice President and Treasurer

BUCKEYE ENERGY SERVICES LLC

By	/s/ Kevin J. Goodwin
Name: Kevin J. Goodwin
Title: Vice President and Treasurer

BUCKEYE CARIBBEAN TERMINALS LLC

By	/s/ Kevin J. Goodwin
Name: Kevin J. Goodwin
Title: Vice President and Treasurer

BUCKEYE WEST INDIES HOLDINGS LP

By Buckeye West Indies Holdings GP LLC,
its general partner

By	/s/ Kevin J. Goodwin
Name: Kevin J. Goodwin
Title: Vice President and Treasurer

[Signature Page to Second Amendment to Revolving Credit Agreement]

LENDERS:

SUNTRUST BANK
as Administrative Agent and Lender

By:	/s/ Carmen Malizia
Name: Carmen Malizia
Title: Director

[Signature Page to Second Amendment to Revolving Credit Agreement]

WELLS FARGO BANK, N.A.
as a Lender

By	/s/ Borden Tennant
Name: Borden Tennant
Title: Assistant Vice President

[Signature Page to Second Amendment to Revolving Credit Agreement]

JPMORGAN CHASE BANK, N.A.
as a Lender

By	/s/ Darren Vanek
Name: Darren Vanek
Title: Authorized Signatory

[Signature Page to Second Amendment to Revolving Credit Agreement]

BARCLAYS BANK PLC
as a Lender

By	/s/ Craig J. Malloy
Name: Craig J. Malloy
Title: Director

[Signature Page to Second Amendment to Revolving Credit Agreement]

UBS AG, STAMFORD BRANCH
as a Lender

By	/s/ Craig Pearson
Name: Craig Pearson
Title: Associate Director

By	/s/ Houssem Daly
Name: Houssem Daly
Title: Associate Director

[Signature Page to Second Amendment to Revolving Credit Agreement]

BNP PARIBAS
as a Lender

By	/s/ Charles Hill
Name: Charles Hill
Title: Director

By	/s/ Reginald Crichlow
Name: Reginald Crichlow
Title: Vice President

[Signature Page to Second Amendment to Revolving Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH
as a Lender

By	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

By	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

[Signature Page to Second Amendment to Revolving Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION
as a Lender

By	/s/ Madeline L. Moran
Name: Madeline L. Moran
Title: Assistant Vice President

[Signature Page to Second Amendment to Revolving Credit Agreement]

ROYAL BANK OF CANADA
as a Lender

By	/s/ Caleb Allen
Name: Caleb Allen
Title: Authorized Signatory

[Signature Page to Second Amendment to Revolving Credit Agreement]

BRANCH BANKING AND TRUST COMPANY
as a Lender

By	/s/ DeVon J. Lang
Name: DeVon J. Lang
Title: Senior Vice President

[Signature Page to Second Amendment to Revolving Credit Agreement]

MORGAN STANLEY BANK, N.A.
as a Lender

By	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signature Page to Second Amendment to Revolving Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION
as a Lender

By	/s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

[Signature Page to Second Amendment to Revolving Credit Agreement]